===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               FORM 8-K/A No. 4

                     CURRENT REPORT PURSUANT TO SECTION 13 OR
                  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                JANUARY 16, 1997

                        COMMISSION FILE NUMBER: 0-26528

                       PATRIOT AMERICAN HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

                 VIRGINIA                             75-2599709
       (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)             Identification No.)


        3030 LBJ FREEWAY, SUITE 1500                       75234
               DALLAS, TEXAS                            (Zip Code)
   (Address of principal executive office)



                                (972) 888-8000
              (Registrant's telephone number, including area code)

                                      N/A
(Former name, former address and former fiscal year, if changes since last report)

===============================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED


     The index to the financial information for Resorts Limited Partnership (which includes the financial position and results of operations for The Boulders and Ventana Canyon), CV Ranch Limited Partnership and Telluride Resort and Spa Limited Partnership are included on page F-1 of this report.

(B)  PRO FORMA FINANCIAL INFORMATION


     The index to the pro forma financial information for Patriot American Hospitality, Inc. and the Combined Lessees is included on page F-1 of this report.

(C)  EXHIBITS

     NUMBER
     EXHIBIT          DESCRIPTION
     -------   ----------------------------

     23.1      Consent of Ernst & Young LLP

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 19, 1997


                       PATRIOT AMERICAN HOSPITALITY, INC.



                       By:  /s/ REX E. STEWART
                           -----------------------------------------------------
                           Rex E. Stewart
                           Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

                      PATRIOT AMERICAN HOSPITALITY, INC.
                        INDEX TO FINANCIAL INFORMATION


                                                                                            PAGE
PRO FORMA FINANCIAL INFORMATION:
     PATRIOT AMERICAN HOSPITALITY:
      Pro Forma Condensed Consolidated Statement of Operations for
        the year ended December 31, 1996 (unaudited).........................................F-4
      Pro Forma Condensed Consolidated Balance Sheet as of
        December 31, 1996 (unaudited)........................................................F-6

    COMBINED LESSEES:
      Pro Forma Condensed Combined Statement of Operations for
        the year ended December 31, 1996 (unaudited).........................................F-9

FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED:

     RESORTS LIMITED PARTNERSHIP:
       Report of Independent Auditors - Ernst & Young LLP....................................F-11
       Consolidated Balance Sheets as of December 31, 1996 and 1995..........................F-12
       Consolidated Statements of Income for the years ended December 31, 1996 and
        1995.................................................................................F-13
       Consolidated Statements of Partners' Capital for the years ended December 31, 1996 and 1995............................................................................F-14
       Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1995............................................................................F-15
       Notes to Consolidated Financial Statements............................................F-17

     CV RANCH LIMITED PARTNERSHIP:
       Report of Independent Auditors - Ernst & Young LLP....................................F-31
       Balance Sheets as of December 31, 1996 and 1995.......................................F-32
       Statements of Operations for the years ended December 31, 1996 and 1995 ..............F-33
       Statements of Changes in Partners' Capital for the years ended December 31, 1996 and 1995.............................................................................F-34
       Statements of Cash Flows for the years ended December 31, 1996 and 1995...............F-35
       Notes to Financial Statements.........................................................F-36

     TELLURIDE RESORT AND SPA LIMITED PARTNERSHIP:
       Report of Independent Auditors - Ernst & Young LLP....................................F-41
       Balance Sheets as of December 31, 1996 and 1995.......................................F-42
       Statements of Operations for the years ended December 31, 1996 and 1995...............F-43
       Statements of Changes in Partners' Capital for the years ended December 31,
         1996 and 1995.......................................................................F-44
       Statements of Cash Flows for the years ended December 31, 1996 and 1995...............F-45
       Notes to Financial Statements.........................................................F-46


                       PATRIOT AMERICAN HOSPITALITY, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


     Patriot American Hospitality, Inc. (collectively with its subsidiaries, the "Company") completed an initial public offering (the "Initial Offering") of its common stock on October 2, 1995 and commenced operations. Upon completion of the Initial Offering, the Company, through its wholly-owned subsidiary, PAH LP, Inc., contributed substantially all of the net proceeds of the Initial Offering to Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") in exchange for an approximately 85.3% limited partnership interest in the Operating Partnership. The Company, through its wholly-owned subsidiary, PAH GP, Inc., is the sole general partner and the holder of a 1.0% general partnership interest in the Operating Partnership.

     The Operating Partnership used a portion of the net proceeds of the Initial Offering to acquire ownership interests in 20 hotels (the "Initial Hotels") from various entities (the "Selling Entities") and to repay existing mortgage and other indebtedness of the Initial Hotels. In consideration for the sale of the Initial Hotels, certain owners in the Selling Entities, including affiliates of the Company, elected to receive a combination of cash and limited partnership units in the Operating Partnership ("OP Units"). The OP Units received by such owners represented an approximate 13.7% equity interest in the Operating Partnership as the Company commenced operations. The balance of the proceeds from the Initial Offering, together with proceeds from the Company's line of credit, were used to finance acquisitions of two additional hotel investments, provide for renovations to existing hotels and for general working capital during 1995.

     During the first quarter of 1996, the Company acquired three additional hotel properties, utilizing cash drawn on its line of credit and issuing 167,012 OP Units in connection with the purchases. During the second quarter of 1996, the Company acquired eight additional hotel properties, utilizing cash drawn on its line of credit and issuing 331,577 OP Units in connection with the purchases. In addition, in May 1996, the Company sold an aggregate of approximately $40,000 of equity securities to an institutional investor that purchased the securities on behalf of two owners (the "Private Placement"). The proceeds of the Private Placement were used primarily to reduce amounts outstanding under the line of credit.

     During the third quarter of 1996, the Company completed a public offering (the "Follow-on Offering") of 12,293,400 shares of its common stock, using approximately $151,963 of the net proceeds to reduce amounts outstanding under the line of credit. The Company acquired nine additional hotel properties, financed primarily with funds drawn on its line of credit and issuing 17,036 OP Units in connection with the purchase of one of the hotel properties.

     During the fourth quarter of 1996, the Company acquired four additional hotel properties, utilizing primarily cash drawn on its line of credit and issuing 85,078 OP Units in connection with the purchase of one of the hotel properties. As a result of the transactions described above, as of December 31, 1996, the Company owned 46 hotels in 18 states with an aggregate 11,340 guest rooms and owned an approximate 87.3% interest in the Operating Partnership.

     Subsequent to December 31, 1996, the Company has acquired ownership interests in two additional hotel properties (the "Recent Acquisitions"), financed primarily with funds drawn on its line of credit.


     In addition, on January 16, 1997 and January 17, 1997, the Company acquired from Resorts Limited Partnership, Carefree Resorts Corporation and The Morgan Stanley Real Estate Fund, L.P. four resort properties (the "Carefree Resorts") for a total purchase price of approximately $264 million. The Boulders located near Scottsdale, Arizona, consists of 160 guest "casitas" and includes access to 33 private homes which participate in a rental pool. The Peaks Resort and Spa located in Telluride, Colorado, consists of 177 guests rooms plus 7 penthouse condomimiums. Ventana Canyon, located in Tucson, Arizona, consists of 49 suites and Carmel Valley Ranch located near Carmel, California, consists of 100 one-bedroom guest suites. The acquisition of the Carefree Resorts was primarily financed with funds drawn on the Company's line of credit and the issuance of 1,295,077 OP Units.

     Subsequent to the acquisition of the two hotel properties and the Carefree Resorts described above, the Company owns interests in 52 hotels and resorts and has an approximate 83.0% interest in the Operating Partnership.

     On January 30, 1997, the Company's Board of Directors declared a 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997. All references herein to number of shares, per share amounts and market prices of the Company's common stock and options to purchase common stock have been restated to reflect the impact of the stock split.

     The Company leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are separately owned through special purpose corporations, to lessees who are responsible for operating the hotels (the "Lessees"). All of the Lessees except PAH RSI, L.L.C. ("PAH RSI Lessee") are independent of the Company. PAH

RSI Lessee is owned and controlled by certain executive officers of the Company (and was formed in anticipation of the Company's planned merger with and into California Jockey Club, a real estate investment trust which is paired with an operating corporation, Bay Meadows Operating Company). The Company leases 25 of its hotel investments to CHC Lease Partners for staggered terms of ten to twelve years pursuant to separate participating leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable (the "Participating Leases"). Nine of the hotels are leased to NorthCoast Hotels, L.L.C. ("NorthCoast") under similiar Participating Lease agreements. DTR North Canton, Inc. (the "Doubletree Lessee") leases six hotels and Crow Hotel Lessee, Inc. (the "Wyndham Lessee") leases two hotels under similiar Participating Lease agreements. PAH RSI Lessee leases five hotels, Metro Hotels Leasing Corporation ("Metro Lease Partners") leases one hotel, and Grand Heritage Leasing, L.L.C. ( the "Grand Heritage Lessee") leases two hotels under similiar Participating Lease agreements. The Lessees, in turn, have entered into separate agreements with hotel management entities (the "Operators") to manage the hotels. The Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel acquisitions were structured without lessees and are managed directly by Holiday Inns, Inc. and Marriott International, Inc., respectively.


     The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 of the Company is presented as if (i) the Private Placement and the Follow-on Offering, (ii) the acquisition of 24 hotel properties in 1996 (iii) the acquisition of the Recent Acquisitions, and (iv) the acquisition of Carefree Resorts had occurred as of January 1, 1996. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Pro Forma Condensed Combined Statements of Operations of the Lessees included in this Current Report. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.


     The following unaudited Pro Forma Condensed Consolidated Statement of Operations is not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor does it purport to represent the results of operations for future periods.

                       PATRIOT AMERICAN HOSPITALITY, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                         Pro Forma Adjustments
                                     Company                           Recent
                                    Historical    Adjustments       Acquisitions           Carefree      Pro Forma
                                       (A)             (B)               (C)              Resorts (D)      Total
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
   Participating lease revenue....     $75,893       $27,111    (E)       $2,944   (E)     $21,464   (E)   $127,412
   Interest and other income......         600            21    (F)           --             1,170   (F)      1,791
                                       -------       -------              ------           -------          -------
     Total revenue................      76,493        27,132               2,944            22,634          129,203
                                       -------       -------              ------           -------          -------
Expenses:
  Real estate and personal
    property taxes and
    casualty insurance............       7,150         3,703    (G)          464   (G)       1,443   (G)     12,760
  Ground lease expense............       1,075           315    (H)           --                --            1,390
  General and administrative......       4,500           692                  --               100   (I)      5,292
  Interest expense................       7,380         9,041    (J)        1,734   (J)      14,080   (J)     32,235
  Depreciation and amortization...      17,420         8,451    (K)        1,076   (K)       7,409   (K)     34,356
                                       -------       -------              ------           -------          -------
     Total expenses                     37,525        22,202               3,274            23,032           86,033
                                       -------       -------              ------           -------          -------
Income (loss) before equity in
  earnings of unconsolidated
  subsidiaries and minority
  interest........................      38,968         4,930                (330)             (398)          43,170
  Equity in earnings of
    unconsolidated subsidiaries...       5,845         1,371    (L)           --                --            7,216
                                       -------       -------              ------           -------          -------
Income (loss) before minority
  interests.......................      44,813         6,301                (330)             (398)          50,386
  Minority interest in Operating
    Partnership...................      (6,767)       (1,803)   (M)           56   (M)          68   (M)     (8,446)
  Minority interest in other
    partnerships..................         (55)         (650)   (N)           --                --             (705)
                                       -------       -------              ------           -------          -------
Net income (loss) applicable to
  common shareholders.............     $37,991       $ 3,848              $ (274)          $  (330)         $41,235
                                       =======       =======              ======           ========         =======
Net income per common share(O)....     $  1.06                                                              $  0.94
                                       =======                                                              =======
Weighted average number of
  common shares and common
  share equivalents outstanding(O).     35,938                                                               43,898
                                       =======                                                              =======
----------------------------------------

(A) Represents the Company's historical results of operations for the year ended December 31, 1996.

(B) Represents adjustments to the Company's results of operations assuming the Private Placement, the Follow-on Offering and the acquisition of interests in 24 additional hotels (the hotels acquired by the Company during 1996) had occurred at the beginning of the period presented.

(C) Represents adjustments to the Company's results of operations assuming the acquisitions of the Radisson Overland Park Hotel and the Radisson Northbrook Hotel had occurred at the beginning of the period presented.
(D) Represents adjustments to the Company's results of operations assuming the acquisition of the Carefree Resort properties had occurred at the beginning of the period presented. Sales and cost of sales related to the residential real estate which was owned, developed and sold by the Carefree Resorts are excluded because the Company anticipates selling the residential real estate to an affiliate at fair market value. Therefore, no gain or loss on the sale of the residential real estate is expected.

(E) Represents lease payments from the Lessees to the Operating Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels assuming January 1, 1996 was the start of the lease term.

(F) For hotels owned as of December 31, 1996 the adjustment represents interest income earned on the Company's mortgage notes receivable from unconsolidated subsidiaries assuming the mortgage notes were outstanding at the beginning of the period presented. For the Carefree Resorts, the adjustment represents interest income earned on the Company's notes receivable issued in connection with the sale of certain assets to PAH RSI Lessee assuming the notes were outstanding at the beginning of the period presented.
(G) Represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership.
(H) Represents ground lease payments to be made with respect to certain of the hotels.
                                     F-4

(I) Represents incremental salaries, insurance, travel, audit, legal and other expenses associated with the continued growth of the Company. Also includes annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.

(J) Represents adjustments to interest expense incurred on the net borrowings under the line of credit which were used to purchase hotel properties and amortization of deferred loan costs. Deferred loan costs are amortized over the term of the related loan. The adjustment related to the hotels owned as of December 31, 1996 includes amortization of $86, the adjustment related to the Recent Acquisitions includes amortization of $75 and the adjustment related to the Carefree Resorts acquisition includes amortization of $377.

(K) Represents depreciation on the hotels. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5-7 years for furniture and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(L) Represents equity in income of the unconsolidated subsidiary which owns the Marriott WindWatch Hotel.

(M) Represents the adjustments to minority interest assuming the Private Placement, the Follow-on Offering, the acquisition of 28 additional hotel properties and the acquisition of Carefree Resorts had occurred at the beginning of the period presented. Prior to the acquisition of the Carefree Resorts, the minority interest percentage was approximately 12.7%. Subsequent to the acquisition of the Carefree Resort properties, the minority interest percentage is approximately 17.0%.

(N) Represents the minority interest related to the partnerships with DTR PAH Holding, Inc., assuming such entities had been formed and the five hotels owned by such partnerships had been acquired at the beginning of the period presented.


(O) On January 30, 1997, the Company's Board of Directors declared a 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997. All references herein to number of shares, per share amounts and market prices of the Company's common stock and options to purchase common stock have been restated to reflect the impact of the stock split.

                       PATRIOT AMERICAN HOSPITALITY, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF DECEMBER 31, 1996

                                  (UNAUDITED)
                                 (IN THOUSANDS)


     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if (i) the acquisition of the Recent Acquisitions, and (ii) the acquisition of the Carefree Resorts had occurred on December 31, 1996. Such pro forma information is based in part upon the Company's Consolidated Balance Sheet as of December 31, 1996 and should be read in conjunction with the financial statements filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996. In management's opinion, all adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 1996, nor does it purport to represent the future financial position of the Company.

                                            Company         Recent             Carefree          Pro Forma
                                          Historical   Acquisitions (A)       Resorts (B)          Total


                                                   ASSETS

Net investment in hotel and resort
 properties............................     $641,825          $ 23,085          $248,184         $  913,094
Mortgage notes and other receivables
  from unconsolidated subsidiaries.....       72,209                --                --             72,209
Notes receivable.......................           --                --             9,000   (C)        9,000
Investment in unconsolidated
  subsidiaries.........................       11,291                --             1,590   (D)       12,881
Cash and cash equivalents..............        6,604              (225)               --              6,379
Accounts receivable....................        6,829               410               556              7,795
Deferred expenses, net.................        3,063               365   (E)       1,182   (E)        4,610
Prepaid expenses and other assets......       19,110                40           (10,000)             9,150
                                            --------          --------          --------         ----------
     Total assets......................     $760,931          $ 23,675          $250,512         $1,035,118
                                            ========          ========          ========         ==========

                                               LIABILITIES AND SHAREHOLDERS' EQUITY

Borrowings under line of credit and
  mortgage notes.......................     $214,339          $ 23,603   (F)    $188,996   (F)   $  426,938
Dividends and distributions payable....       13,129                --                --             13,129
Accounts payable and accrued expenses..       10,117                72             2,854             13,043
Due to unconsolidated subsidiaries.....        6,034                --                --              6,034
Minority interest in Operating
  Partnership..........................       68,562                --            58,662   (G)      127,224
Minority interest in other partnerships       11,711                --                --             11,711
Shareholders' equity:
  Preferred stock......................           --                --                --                 --
  Common stock.........................           --                --                --                 --
  Paid-in capital......................      442,540                --                --            442,540
  Unearned stock compensation, net.....       (5,427)               --                --             (5,427)
  Retained earnings....................          (74)               --                --                (74)
                                            --------          --------          --------         ----------
     Total shareholders' equity........      437,039                --                --            437,039
                                            --------          --------          --------         ----------
     Total liabilities and shareholders'
       equity..........................     $760,931          $ 23,675          $250,512         $1,035,118
                                            ========          ========          ========         ==========

--------------------------------------------


(A) Represents adjustments to the Company's financial position assuming the acquisition of the Radisson Overland Park Hotel and the Radisson Northbrook Hotel occurred on December 31, 1996. The acquisition of these hotel properties was financed primarily with funds drawn on the Company's line of credit in the aggregate amount of $23,491.

(B) Represents adjustments to the Company's financial position assuming the acquisition of the Carefree Resorts had occurred on December 31, 1996. The acquisition was primarily financed with funds drawn of the Company's line of credit of $160,507, the issuance of 1,295,077 OP units valued at approximately $58,662 and the assumption of approximately $28,489 of debt and certain liabilities. Adjustments include reclassification to apply the proceeds of a $10,000 escrow deposit included in prepaid expenses and other assets at December 31, 1996 to the purchase of the Carefree Resorts.


(C) Represents promissory notes issued to the Operating Partnership by PAH RSI Lessee in consideration for the sale of certain assets including the right to receive certain royalty fees.

(D) Represents investment in PAH Boulders, Inc. In connection with the acquisition of the Carefree Resorts, certain assets were transferred to PAH Boulders, Inc., a corporation owned by certain executive officers of the Company (who hold voting common stock representing a 1% economic interest) and the Operating Partnership (who holds non-voting common stock representing a 99% economic interest).

(E) Represents deferred loan costs incurred in connection with the new debt financing obtained related to the Bourbon Orleans Hotel and the modification of the line of credit agreement to increase the maximum amount available under the line of credit to $475,000.

(F) The adjustment related to the Recent Acquisitions represents approximately $23,491 of funds drawn on the line of credit related to the acquisition of the Recent Acquisitions. The adjustment also includes the repayment of approximately $13,388 on the line of credit and a bank loan of approximately $13,500 related to the refinancing of debt on the Bourbon Orleans Hotel. The adjustment related to the Carefree Resorts acquisition represents approximately $160,507 of funds drawn on the line of credit and the assumption of approximately $28,489 of debt.

(G) The adjustment related to the Carefree Resorts acquisition represents the issuance of 1,295,077 OP Units valued at $58,662.

                                COMBINED LESSEES

             PRO FORMA CONDEDSED COMBINED STATEMENTS OF OPERATIONS


     The combined Lessees' (CHC Lease Partners, NorthCoast, Doubletree Lessee, Wyndham Lessee, PAH RSI Lessee, Metro Lease Partners and Grand Heritage Lessee combined) unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 is presented as if (i) the acquisition of 24 hotel properties which occurred in 1996, (ii) the acquisition of the Recent Acquisitions in 1997, and (iii) the acquisition of Carefree Resorts had occurred on January 1, 1996, and the hotels (except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel) had been leased to the Lessees pursuant to the Participating Leases. The pro forma information is based in part upon the Statements of Operations of CHC Lease Partners and the Statements of Operations of NorthCoast filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel are not leased to a Lessee but are managed directly by Holiday Inns, Inc. and Marriott International, Inc., respectively. Therefore, the results of operations of the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel are not included in the Pro Froma Condensed Combined Statement of Operations.

     The unaudited Pro Forma Condensed Combined Statement of Operations is not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the period presented, nor does it purport to represent the results of operations for future periods.

                                COMBINED LESSEES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                                                        Pro Forma Adjustments

                                 Combined
                                  Hotels                                         Recent
                                Historical             Adjustments            Acquisitions            Carefree           Pro Forma
                                   (A)                    (B)                     (C)               Resorts (D)            Total
                                                     (IN THOUSANDS, EXCEPT SHARE DATA)
Revenue:
     Room..................         $155,856                 $61,770                $ 8,368              $29,251          $255,245
     Food and beverage.....           56,833                  26,989                  2,578               17,356           103,756
     Conference center.....            2,354                      --                     --                   --             2,354
     Golf/Club revenue.....               --                      --                     --               22,135            22,135
     Club membership.......               --                      --                     --                4,277             4,277
     Shopping center.......               --                      --                     --                1,730             1,730
     Spa revenue...........               --                      --                     --                2,575             2,575
     Telephone and other...           14,466                   7,301                    324                9,979            32,070
                                    --------                 -------                -------              -------          --------
          Total revenue....          229,509                  96,060                 11,270               87,303           424,142
                                    --------                 -------                -------              -------          --------
Expenses:
     Departmental costs and
          expenses.........           86,614                  40,961                  4,879               42,175           174,629
     General and
      administrative.......           20,051                  10,780                    833                5,876            37,540
     Ground lease expense..              818                   1,246                     --                   --             2,064
     Repair and maintenance           10,963                   5,130                    591                7,386            24,070
     Utilities.............           10,059                   5,182                    662                3,480            19,383
     Marketing.............           20,135                   8,488                    914                5,589            35,126
     Interest expense......                3                      --                     --                1,170   (E)       1,173
     Insurance.............            1,394                     794                    135                  492             2,815
     Participating lease
      payments.............           75,893                  27,111   (F)            2,944   (F)         21,464   (F)     127,412
                                    --------                 -------                -------              -------          --------
          Total expenses...          225,930                  99,692                 10,958               87,632           424,212
                                    --------                 -------                -------              -------          --------
Income (loss) before lessee
     income (expense)......            3,579                  (3,632)                   312                 (329)              (70)
Dividend and interest
 income....................            1,543   (G)                --                     --                   --             1,543
Management fees............           (4,603)                 (2,280)  (H)             (237)  (H)         (2,971)  (H)     (10,091)
Lessee general and
     administrative........           (1,527)                   (150)  (I)              (15)  (I)           (352)  (I)      (2,044)
                                    --------                 -------                -------              -------          --------
Net income (loss)..........         $ (1,008)                $(6,062)               $    60              $(3,652)         $(10,662)
                                    ========                 =======                =======              =======          ========

------------------------------------

(A) Represents the combined historical results of operations of CHC Lease Partners and Metro Lease Partners for the year ended December 31,
     1996, and NorthCoast, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the period from their respective inception of operations through December 31, 1996.
(B) Represents adjustments to the Lessees' results of operations assuming the 44 hotels leased to the Lessees as of December 31, 1996 had been leased at the beginning of the period presented.
(C) Represents adjustments to the Lessees' results of operations assuming the Radisson Overland Park Hotel and the Radisson Northbrook Hotel had been leased to one of the Lessees at the beginning of the period presented.

(D) Represents adjustments to the Lessees' results of operations assuming the Carefree Resort properties had been leased to PAH RSI Lessee at the beginning of the period presented.

(E) Represents interest expense on promissory notes issued in connection with the acquisition of certain assets by PAH RSI Lessee assuming the notes were outstanding at the beginning of the period presented.

(F) Represents Participating Lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels assuming January 1, 1996 was the beginning of the lease term.

(G) Includes dividend income on approximately 250,000 OP Units and 31,074 OP Units in the Operating Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast, respectively. Pro forma amounts exclude additional dividend income earned on the OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.

(H) Represents adjustments to management fees paid to the Operators under the terms of their respective management agreements with the Lessees. Management fees paid to certain Operators are subordinate to the Lessees' obligations to the Company under the Participating Lease agreements.


(I) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                        Report of Independent Auditors

The Partners of
Resorts Limited Partnership


We have audited the accompanying consolidated balance sheets of Resorts Limited Partnership as of December 31, 1996 and 1995, and the related consolidated statements of income, partners' capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resorts Limited Partnership at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            /s/ ERNST & YOUNG LLP




Phoenix, Arizona
March 14, 1997

                          Resorts Limited Partnership

                          Consolidated Balance Sheets

                                                   DECEMBER 31
                                            1996                 1995
                                       _______________        _____________
ASSETS
Properties:
  Income producing properties            $108,560,453         $109,144,723
  Land held for development                14,830,472           15,399,073
  Land held for lease                         860,310              869,648
                                       ---------------        -------------
                                          124,251,235          125,413,444

Resort property joint ventures             25,553,666           26,133,536

Other:
  Cash and cash equivalents                29,300,567           21,021,022
  Restricted cash                             399,429              673,878
  Accounts receivable, net                  6,306,319            4,743,048
  Notes receivable                            121,475              257,594
  Club memberships                          1,881,294            3,153,509
  Tradenames, net                           2,752,582            2,816,229
  Other assets, net                         2,301,196            2,293,378
                                       ---------------        -------------
                                         $192,867,763         $186,505,638
                                       ===============        =============

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and other
  liabilities                            $  6,637,323         $  5,681,939
Advance deposits                            3,509,337            2,934,214
Notes payable                              55,777,147           55,961,987
Minority interest                           1,261,372            1,131,737
                                       ---------------        -------------
                                           67,185,179           65,709,877

Partners' capital                         125,682,584          120,795,761
                                       ---------------        -------------
                                         $192,867,763         $186,505,638
                                       ===============        =============


See accompanying notes.

                          Resorts Limited Partnership

                       Consolidated Statements of Income


                                                  YEAR ENDED
                                                  DECEMBER 31
                                              1996           1995
                                           ---------------------------

OPERATING REVENUES
Income producing properties                $53,932,425    $46,783,183
Development properties                      11,728,953     17,409,214
                                           ----------------------------
                                            65,661,378     64,192,397
OPERATING EXPENSES
Income producing properties                 41,017,749     36,478,913
Development properties                       9,932,491     14,108,801
                                           ----------------------------
                                            50,950,240     50,587,714
                                           ----------------------------
Gross operating profit                      14,711,138     13,604,683

NONOPERATING (INCOME) EXPENSE
Interest expense                             4,176,339      4,097,659
Depreciation and amortization                5,021,250      3,694,373
Royalty income                              (1,476,984)    (1,243,719)
Interest income                               (755,877)      (430,846)
Other expenses                               1,489,514        885,996
                                           ----------------------------
                                             8,454,242      7,003,463
                                           ----------------------------

Income before minority interest and
  equity in income (losses) of resort
  property joint ventures                    6,256,896      6,601,220
Minority interest in income
  of partnership                               129,635        120,242
                                           ----------------------------

Income before equity in income (losses)
  of resort property joint ventures          6,127,261      6,480,978
Equity in income (losses) of resort
  property joint ventures                    1,162,130     (1,074,406)
                                           ----------------------------

          Net income                       $ 7,289,391    $ 5,406,572
                                           ============================



See accompanying notes.

                          Resorts Limited Partnership

                 Consolidated Statements of Partners' Capital



                                                                          LIMITED PARTNERS
                               GENERAL                 --------------------------------------------------------
                               PARTNER                  CLASS A               CLASS B               CLASS C
                               --------------------------------------------------------------------------------
                                                           AT&T
                                CAREFREE                  MASTER                 OTHER
                                RESORTS                  PENSION                 PENSION             VARIOUS
                               CORPORATION                TRUST                  TRUSTS            INDIVIDUALS          TOTAL
                               --------------------------------------------------------------------------------------------------
Partners' capital
  December 31, 1994            $1,131,385              $60,282,522            $32,394,379           $21,580,903      $115,389,189
Net income                         53,011                2,824,544              1,517,842             1,011,175         5,406,572
                               --------------------------------------------------------------------------------------------------
Partners' capital
  December 31, 1995             1,184,396               63,107,066             33,912,221            22,592,078       120,795,761
Capital distributions             (23,558)              (1,255,168)              (674,497)             (449,345)       (2,402,568)
Net income                         71,473                3,808,180              2,046,424             1,363,314         7,289,391
                               --------------------------------------------------------------------------------------------------
Partners' capital
  December 31, 1996            $1,232,311              $65,660,078            $35,284,148           $23,506,047      $125,682,584
                               ==================================================================================================


See accompanying notes

                          Resorts Limited Partnership

                     Consolidated Statements of Cash Flows

                                                YEAR ENDED
                                                DECEMBER 31
                                            1996          1995
                                        --------------------------
 OPERATING ACTIVITIES
Net income                              $ 7,289,391  $ 5,406,572
Adjustments to reconcile net
  income to net cash
  provided by operating
  activities:
    Depreciation and amortization         5,021,250    3,694,373
    Interest expense added to
      notes payable                         815,160      758,225
    Minority interest in income
      of partnership                        129,635      120,242
    Equity in (income) losses
      of resort property joint ventures  (1,162,130)   1,074,406
    Changes in operating assets
      and liabilities:
        Accounts receivable, net         (1,563,271)    (273,860)
        Club memberships                  1,272,215    2,255,997
        Land held for development           568,601    5,133,231
        Other assets, net                  (403,597)    (534,904)
        Accounts payable and
          other liabilities                 955,384      383,994
        Advance deposits                    575,123      839,836
                                        --------------------------
Net cash provided by operating
  activities                             13,497,761   18,858,112


See accompanying notes.

                          Resorts Limited Partnership


                                                     YEAR ENDED
                                                     DECEMBER 31
                                                1996           1995
                                            ----------------------------
INVESTING ACTIVITIES
Decrease in restricted cash                      274,449        233,476
Additions to income producing
  properties                                  (3,956,863)    (8,445,638)
 Purchase of golf and racquet
  club, net of cash acquired                           -     (1,476,897)
Payments received from notes
  receivable                                     136,119         92,740
Distribution proceeds from
  resort property joint ventures               1,742,000              -
Additional investments in resort
  property joint ventures                              -     (3,415,428)
Additional investment in
  tradenames                                     (11,353)       (41,229)
                                            ---------------------------
Net cash used in investing
  activities                                  (1,815,648)   (13,052,976)

FINANCING ACTIVITIES
Capital distributions                         (2,402,568)             -
Principal payments on notes payable           (1,000,000)    (1,000,000)
                                            ---------------------------
Net cash used in financing activities         (3,402,568)    (1,000,000)
                                            ---------------------------
Increase in cash and cash equivalents          8,279,545      4,805,136
Cash and cash equivalents at beginning
  of year                                     21,021,022     16,215,886
                                            ---------------------------
Cash and cash equivalents at end of
  year                                      $ 29,300,567   $ 21,021,022
                                            ===========================

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITY
Purchase of the Lodge financed by
  notes payable (Note 3)                    $          -   $ 26,830,000
                                            ============   ============


See accompanying notes.

                          Resorts Limited Partnership

                  Notes to Consolidated Financial Statements
                               December 31, 1996


1. THE PARTNERSHIP

Resorts Limited Partnership (RLP, the Partnership) was formed on June 17, 1992, for the purpose of acquiring and operating resort and hotel properties.
Carefree Resorts Corporation (Carefree), an Arizona Corporation, is general partner; AT&T Master Pension Trust is Class A Limited Partner, other pension trusts are Class B Limited Partners, and various individuals are Class C Limited Partners.

In accordance with the Partnership Agreement, a series of transactions occurred upon the Partnership's formation whereby the partners contributed cash and certain resort and hotel properties as initial capital contributions. This series of transactions resulted in the following Partnership ownership percentages:

        Carefree, as general partner                     0.98050%
        Class A Limited Partner:
          AT&T Master Pension Trust                     52.24278
        Class B Limited Partners, in the aggregate      28.07401
        Class C Limited Partners, in the aggregate      18.70271
                                                       ---------
                                                       100.00000%
                                                       =========


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The financial statements include the accounts of Boulders Joint Venture, a
97.56216 percent owned partnership, as well as the Lodge at Ventana Canyon, an operating unit of the Partnership. The Partnership's consolidated statements of operations include the operating results of the Lodge at Ventana Canyon since the purchase date of March 1, 1995.

                          Resorts Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash in noninterest bearing checking accounts, interest bearing money market accounts, and U.S. Treasury Bills maturing within one month of purchase.

RESTRICTED CASH

Restricted cash consists of cash reserved for future capital improvements relating to the Boulders Resort and Club and the Lodge.

PROPERTIES

Income producing properties and land held for lease are recorded at amounts which approximated fair market value at the date the Partnership was formed. Subsequent additions have been recorded at cost. Land held for development is recorded at cost.

Buildings and improvements are depreciated using 20 to 40 years as an estimate of useful lives. Furniture and equipment is depreciated using 5 to 10 years as an estimate of useful lives.

During 1996, the Partnership adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of such as residential land held for sale. At December 31, 1996, the Partnership does not hold any assets that meet the impairment criteria of Statement 121.


INVENTORIES

Inventories, consisting primarily of food, beverage, gift and golf shop merchandise, are carried at the lower of cost or market using the first-in, first-out cost method and are included in income producing properties on the balance sheet.

RESORT PROPERTY JOINT VENTURES

Resort property joint ventures are accounted for using the equity method.

                          Resorts Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CLUB MEMBERSHIPS

Club memberships of the Boulders Joint Venture were recorded at the estimated fair market value of the unsold memberships at the date of partnership formation. As memberships are sold the membership fee is recorded in operating revenue, and a corresponding amount, based on the original amount allocated to each membership, is expensed in operating expenses. No amount is recorded for the Lodge at Ventana Canyon club memberships as there were no unsold memberships available at the date of acquisition.

TRADENAMES

Tradenames are stated at the agreed upon value determined by the partners at the date of formation. Subsequent additions have been recorded at cost. Tradenames are amortized using the straight line method over a 40 year estimated useful life.

INCOME TAXES

Under the Internal Revenue Code, a partnership is not a taxable entity and, accordingly, no provision for income taxes has been included in the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the actual results will not differ materially from the estimates used in preparing the financial statements.

RECLASSIFICATIONS

Certain amounts in the 1995 consolidated financial statements have been reclassified to conform to the classifications used in the 1996 consolidated financial statements.

                          Resorts Limited Partnership

3. INCOME PRODUCING PROPERTIES

Income producing properties consist of the following:


                                                 DECEMBER 31
                                              1996           1995
                                         ----------------------------
          The Boulders                   $ 71,727,556   $ 71,848,718
          El Pedregal                       6,983,761      7,372,354
          The Lodge                        29,849,136     29,923,651
                                         ----------------------------
                                         $108,560,453   $109,144,723
                                         ============================

A detailed description of the individual components of income producing properties follows.

THE BOULDERS

The Boulders Resort and Club (the Boulders) consists of a 160 casita resort, two 18-hole championship golf courses, restaurants, golf and gift shops, and a golf and tennis clubhouse, located in Carefree, Arizona. Assets of the Boulders are as follows:

                                                 DECEMBER 31
                                              1996          1995
                                          --------------------------


          Land and improvements           $20,181,277   $20,102,191
          Buildings and improvements       45,710,277    45,105,165
          Furniture, fixtures and
            equipment                      13,944,583    11,999,886
          Inventories                       1,602,482     1,420,841
                                          --------------------------
                                           81,438,619    78,628,083
          Accumulated depreciation
            and amortization                9,711,063     6,779,365
                                          --------------------------
                                          $71,727,556   $71,848,718
                                          ==========================

                          Resorts Limited Partnership

3. INCOME PRODUCING PROPERTIES (CONTINUED)

EL PEDREGAL

The El Pedregal Shopping Center (El Pedregal) consists of a 120,000 square foot high-end specialty retail center located adjacent to the Boulders. Assets of El Pedregal are as follows:

                                                 DECEMBER 31
                                             1996            1995
                                         --------------------------

          Land and Improvements          $  856,253      $  856,253
          Buildings and improvements      6,594,641       6,542,029
          Tenant improvements             1,314,130       1,287,464
                                         --------------------------
                                          8,765,024       8,685,746
          Accumulated depreciation
            and amortization              1,781,263       1,313,392
                                         --------------------------
                                         $6,983,761      $7,372,354
                                         ==========================

THE LODGE

On March 1, 1995, the Partnership purchased all of the operating assets and assumed all of the operating liabilities of the Lodge at Ventana Canyon (the Lodge) from FINOVA Capital Corporation (formerly known as Greyhound Financial Corporation) for $28,942,827. The amount paid to FINOVA consisted of the following:

          Cash                           $2,112,827
          Senior Note Payable
            (Note 8)                     18,000,000
          Junior Note Payable
            (Note 8)                      8,830,000
                                         ----------
                                        $28,942,827
                                         ==========

                          Resorts Limited Partnership

3. INCOME PRODUCING PROPERTIES (CONTINUED)

The Lodge, located in Tucson, Arizona, consists of a 49 suite luxury resort, two 18-hole championship golf courses and golf clubhouse, and 12 tennis courts. Income producing assets of the Lodge are as follows:

                                                        December 31,
                                                    1996          1995
                                                 -----------   -----------

          Land and improvements                  $ 7,041,435   $ 6,969,090
          Buildings and improvements              20,678,314    20,682,496
          Furniture, fixtures and equipment        2,975,998     2,647,629
          Inventories                                363,108       360,808
                                                 -----------   -----------
                                                  31,058,855    30,660,023
          Accumulated depreciation                 1,877,936       736,372
                                                 -----------   -----------
                                                  29,180,919    29,923,651

          Construction in progress                   668,217             -
                                                 -----------   -----------
                                                 $29,849,136   $29,923,651
                                                 ===========   ===========


Income producing properties' operating revenues consist of the following:

                                                    1996          1995
                                                 ------------------------
          The Boulders                           $37,367,375  $32,714,510
          The Lodge                               11,775,769    8,421,602
          Club memberships                         3,059,222    4,123,506
          El Pedregal                              1,730,059    1,523,565
                                                 ------------------------
                                                 $53,932,425  $46,783,183
                                                 ========================

Income producing properties' operating expenses consist of the following:

                                                    1996          1995
                                                 ------------------------
          The Boulders                           $28,361,063  $25,164,174
          The Lodge                               10,602,844    8,115,351
          Club memberships                         1,304,604    2,486,696
          El Pedregal                                749,238      712,692
                                                 ------------------------
                                                 $41,017,749  $36,478,913
                                                 ========================

                          Resorts Limited Partnership

4. LAND HELD FOR DEVELOPMENT

Land held for development consists of the following:

                                                       DECEMBER 31
                                                   1996           1995
                                                -------------------------
          Commercial land                       $ 5,795,000   $ 6,100,000
          Residential land                        7,372,706     7,768,803
          Construction in process                 1,662,766     1,530,270
                                                -------------------------
                                                $14,830,472   $15,399,073
                                                =========================


Commercial land consists of approximately 25 acres located adjacent to the Boulders. This land is currently undeveloped.


Residential land consists of developed, partially developed, and undeveloped residential land located within the Boulders Community and includes capitalized land development costs of $3,460,000 and $2,750,000 at December 31, 1996 and 1995, respectively.

Construction in process consists of single-family homes under construction within the Boulders Community.

5. RESORT PROPERTY JOINT VENTURES

The Partnership has ownership interests in two resort property joint ventures:
CV Ranch Limited Partnership and Telluride Resort and Spa Limited Partnership.

CV RANCH LIMITED PARTNERSHIP (CVRLP)

CVRLP was formed on October 18, 1993, under the laws of the State of Delaware, for the purpose of acquiring and operating the Carmel Valley Ranch Resort. The Partnership, along with its general partner, Carefree, established a partnership, Resorts Limited Partnership II (RLP II), for the sole purpose of acquiring a partnership interest in CVRLP. RLP II is owned by the Partnership (99.9 percent) as general partner and Carefree (0.1 percent) as limited partner. RLP II and its wholly owned subsidiary, CV Ranch - RLP II, Inc., a California corporation, effectively own 50 percent of CVRLP.

                          Resorts Limited Partnership

5. RESORT PROPERTY JOINT VENTURES (CONTINUED)

RLP II, The Morgan Stanley Real Estate Fund, L.P. (Morgan Stanley), CV Ranch - RLP II, Inc., and MS California Corporation (wholly-owned by Morgan Stanley) each own the following CVRLP partnership interests:

             RLP II                              49.5%
             Morgan Stanley                      49.5
             CV Ranch - RLP II, Inc.              0.5
             MS California Corporation            0.5
                                              ----------
                                                100.0%
                                              ==========

Carmel Valley Ranch Resort, located in Carmel, California, consists of a 100 suite luxury resort, a semi-private 18-hole championship golf course and clubhouse, a private tennis club and clubhouse, and approximately 300 acres of undeveloped residential land surrounding the Resort.

TELLURIDE RESORT AND SPA LIMITED PARTNERSHIP (TRSLP)

TRSLP was formed on September 15, 1993, under the laws of the State of Delaware, for the purpose of acquiring and operating The Peaks at Telluride. The Partnership established a wholly owned subsidiary, RLP Telluride, Inc., to acquire a minor partnership interest in TRSLP. The Partnership, along with Morgan Stanley, RLP Telluride, Inc., MS Colorado Corporation (wholly-owned by Morgan Stanley), and Resorts Services, Inc., each own the following TRSLP partnership interests:

          Morgan Stanley                         49.5%
          RLP                                    49.1
          RLP Telluride, Inc.                     0.5
          MS Colorado Corporation                 0.5
          Resorts Services, Inc.                  0.4
                                              ----------
                                                100.0%
                                              ==========


The Peaks at Telluride, located in Telluride, Colorado, consists of a 177 suite luxury resort, 7 residential condominiums, and a 42,000 square-foot world-class health spa.

                          Resorts Limited Partnership

5. RESORT PROPERTY JOINT VENTURES (CONTINUED)

SUMMARY INFORMATION

A summary of the resort property joint ventures at December 31, 1996 is as follows:

                                                         CVRLP          TRSLP          TOTAL
                                                     -------------------------------------------
Investment balance at January 1, 1996                $12,278,588    $13,854,948      $26,133,536
Capital distributions                                   (750,000)      (992,000)      (1,742,000)
Equity in income of resort property
  joint ventures                                         695,759        466,371        1,162,130
                                                     -------------------------------------------
Investment balance at December 31, 1996              $12,224,347    $13,329,319      $25,553,666
                                                     ===========================================

A summary of the resort property joint ventures at December 31, 1995 is as follows:

                                                         CVRLP          TRSLP          TOTAL
                                                    --------------------------------------------
Investment balance at January 1, 1995                $ 9,598,835    $14,193,679      $23,792,514
Capital contributions                                  2,995,000        420,428        3,415,428
  Equity in losses of resort property
  joint ventures                                        (315,247)      (759,159)      (1,074,406)
                                                    --------------------------------------------
Investment balance at December 31, 1995              $12,278,588    $13,854,948      $26,133,536
                                                    ============================================

Summarized financial information relating to the resort property joint ventures at December 31, 1996 and 1995 is as follows:

                                                December 31, 1996                   DECEMBER 31, 1995
                                              CVRLP           TRSLP               CVRLP          TRSLP
                                          -----------------------------        --------------------------
Total assets                              $26,569,404       $30,181,464        $26,485,345    $31,146,237
Partners' capital                          24,448,694        26,873,627         24,557,177     27,933,363
Net income (loss) for the period            1,391,517           940,264           (630,493)    (1,530,563)

                          Resorts Limited Partnership

6. NOTES RECEIVABLE

The Partnership generated notes receivable in conjunction with the sale of residential property. These notes require periodic principal and interest payments until various dates in 1999, at which time all remaining principal and unpaid interest becomes due. Interest income generated from these notes was approximately $15,000 and $44,000 in 1996 and 1995, respectively.

7. TRADENAMES

The Partnership is the owner or licensee of certain tradenames, the rights under which are licensed to a related party (see Note 10). Tradenames are included in the Partnership's balance sheet net of accumulated amortization, which totals $300,000 and $225,000 at December 31, 1996 and 1995, respectively.

8. NOTES PAYABLE

The following is a summary of notes payable at December 31, 1996 and 1995:

                                                       DECEMBER 31
                                                   1996            1995
                                             --------------------------------
      Line of credit payable to Bank One
        Arizona, N.A.                        $27,373,762       $28,373,762
      Notes and deferred interest payable
        to FINOVA Capital Corporation         28,403,385        27,588,225
                                             --------------------------------
                                             $55,777,147       $55,961,987
                                             ================================
BANK ONE ARIZONA, N.A.

The line of credit payable to Bank One Arizona, N.A. requires monthly interest payments of prime plus 0.25 percent, although the Partnership may fix the interest rate for all or a portion of the principal balance at any time at the London Interbank Market Interest Rate plus 2.75 percent. Principal payments of $500,000 are due semi-annually beginning June 1, 1995 until December 1999, at which time all remaining principal and outstanding interest is due. The line of credit is collateralized by certain real property held by the Partnership. At December 31, 1996, the Partnership has $10,626,238 available on this line of credit. Draws are available under the terms of the agreement.

                          Resorts Limited Partnership

8. NOTES PAYABLE (CONTINUED)

The Partnership has entered into an interest rate cap agreement which hedges its interest rate exposure on the variable interest rate line of credit payable to Bank One Arizona, N.A. The agreement, which expires on December 10, 1997, exchanges the Partnership's variable interest rate obligation for a fixed interest rate (10 percent) when the variable rate exceeds 10 percent. At December 31, 1996 the notional principal amount relating to this agreement was $30,000,000. No amounts were received under the terms of this agreement during 1996 or 1995. The $147,000 premium paid for this interest rate cap agreement is included in other assets and is being amortized over the term of the agreement.

FINOVA CAPITAL CORPORATION

Amounts payable to FINOVA are summarized as follows:

                                             1996             1995
                                          -----------      -----------

     Senior note payable to FINOVA        $18,758,225      $18,000,000
     Junior note payable to FINOVA          8,830,000        8,830,000
     Interest payable to FINOVA               815,160          936,793
                                          -----------      -----------
                                           28,403,385       27,766,793
     Less current portion of interest
       included in accounts payable and
       other liabilities                            -         (178,568)
                                          -----------      -----------
                                          $28,403,385      $27,588,225
                                          ===========      ===========

The senior and junior notes payable to FINOVA were originated in connection with the purchase of the Lodge on March 1, 1995 and are collateralized by the Lodge's property and equipment. All unpaid principal and interest is payable upon maturity on March 1, 2005. Both FINOVA notes provide for annual interest to accrue at a rate of 6.5 percent (computed based on stated interest payment amounts); however, during each of the initial three years of the term of the notes, actual interest paid is dependent on the attainment of certain levels of annual Lodge cash flows. Any interest which accrues on the notes which is unpaid during each of the first three years is added to the senior note balance. In the event that the Partnership sells the Lodge after March 1, 2000 and distributes the Net Sales Proceeds (as defined) to FINOVA in accordance with the terms specified in the purchase agreement, any remaining unpaid balance on the junior note may be deemed discharged.

The Partnership also has a construction loan available from FINOVA in conjunction with the purchase of the Lodge. Under the terms of the construction loan agreement, FINOVA is required to loan to the Partnership a maximum of $4,500,000 (approximately 60 percent of budgeted construction cost) for the planned expansion of the Lodge. No funds have been drawn under this agreement by the Partnership as of December 31, 1996, as the Partnership is currently in the planning and approval stage of the planned expansion.

                          Resorts Limited Partnership

8. NOTES PAYABLE (CONTINUED)

Total interest paid on all of the Partnership's notes payable was approximately $3,434,000 and $3,128,000 in 1996 and 1995, respectively.

Principal maturities on notes payable at December 31, 1996 are as follows:

                            1997           $ 1,000,000
                            1998             1,000,000
                            1999            25,373,762
                            2000                     -
                            2001                     -
                            Thereafter      28,403,385
                                           -----------
                                           $55,777,147
                                           ===========

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires that the Partnership disclose estimated fair values of financial instruments. Cash and cash equivalents, restricted cash, accounts receivable, notes receivable, accounts payable and other liabilities, and advance deposits, are carried at amounts that reasonably approximate their fair values. The Partnership believes the fair value of the notes payable equals $53,677,147 at December 31, 1996.

The estimated fair value of financial instruments were determined by management using available market information and appropriate valuation methodologies, including, in the case of notes payable, information obtained from the January 1997 sale of the Partnership (see Note 12). Judgment is necessary to interpret market data and develop estimated fair value. Accordingly, management's estimates are not necessarily indicative of the amounts the Partnership could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies could have a material effect on the estimated fair value amounts.

                          Resorts Limited Partnership

10. COMMITMENTS

MANAGEMENT AGREEMENTS

The Partnership has management agreements with Resorts Services, Inc., (RSI) a related affiliate, in which RSI manages and operates the Boulders and the Lodge. Management fees incurred under these agreements totaled approximately $2,223,000 and $1,833,000 in 1996 and 1995, respectively.

The Partnership, which is the owner or licensee of certain tradenames, is subject to an exclusive license agreement with RSI for the use of the tradenames. Certain royalties may be paid to the Partnership by RSI if adjusted gross receipts, as defined, of RSI exceed certain thresholds. Royalties earned in conjunction with this agreement were approximately $1,477,000 and $1,244,000 in 1996 and 1995, respectively.

The Partnership is also subject to various agreements, whereby management fees are paid by the Boulders and the Lodge to RSI based on asset disposition, asset acquisitions, development projects and club membership sales. Management fees incurred during 1996 and 1995 under these agreements were approximately $261,000 and $499,000, respectively.

OTHER

The Lodge has an agreement with the Loew's Ventana Canyon Resort (Loew's) (an unaffiliated adjacent resort property) that allows Loew's guests to use one of the golf courses. The green fees and cancellation fees generated belong entirely to the Lodge. This arrangement affords Loew's the ability to offer the golf amenity to its guests and provides the Lodge with an additional revenue source. Green fees collected from Loew's guests (per annum) must equal at least 75% of the prior year or else Loew's owes the shortfall to the Partnership. During 1996 and 1995, the Partnership recognized golf-oriented revenue under this agreement of approximately $2,196,000 and $1,626,000, respectively.

11. LEASES

El Pedregal leases have remaining terms that range from 1 to 5 years.
The leases generally provide for minimum annual rental amounts that may be subject to cost of living increases, and for reimbursement by tenants for common area environmental costs. Rental income, net of common area reimbursements, was approximately $1,068,000 and $946,000 in 1996 and 1995, respectively.

Land held for lease consists of 2.26 acres of land and land improvements, net of accumulated depreciation, adjacent to the Boulders. The lease calls for annual payments of $60,000, plus 25 percent of gross rental income received, as defined, and expires in 2053. Rental income was approximately $87,000 and $60,000 in 1996 and 1995, respectively.

                          Resorts Limited Partnership

11. LEASES (CONTINUED)

At December 31, 1996, approximate future minimum lease payments receivable under noncancelable operating leases are as follows:

                             1997          $1,147,000
                             1998             726,000
                             1999             508,000
                             2000             225,000
                             2001              60,000
                             Thereafter     3,120,000
                                           ----------
                                           $5,786,000
                                           ==========

12. SUBSEQUENT EVENT (UNAUDITED)

On January 16, 1997, the Partnership was sold in its entirety to Patriot American Hospitality, Inc. for approximately $210 million.

                         Report of Independent Auditors


The Partners of CV Ranch Limited Partnership

We have audited the accompanying balance sheets of CV Ranch Limited Partnership as of December 31, 1996 and 1995 and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CV Ranch Limited Partnership at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                           /s/  ERNST & YOUNG LLP

Phoenix, Arizona
February 13, 1997

                         CV Ranch Limited Partnership


                                 Balance Sheets

                                                                                DECEMBER 31
                                                                            1996           1995
                                                                         ----------------------------
ASSETS
Cash and cash equivalents                                                $ 1,195,133       $1,487,644
Restricted cash                                                              213,586                -
Accounts receivable, net                                                     934,642        1,146,359
Inventories                                                                  338,641          304,021
Prepaid expenses and other current assets                                    286,154           97,444
Notes receivable                                                             660,250          549,500
                                                                         ----------------------------
                                                                           3,628,406        3,584,968
Property and equipment:
 Land and land improvements                                                4,887,038        4,837,266
 Buildings and improvements                                                9,679,614        9,457,051
 Furniture and equipment                                                   6,183,073        5,841,798
 China, silver, glass and linen                                              191,013          144,841
                                                                         ----------------------------
                                                                          20,940,738       20,280,956
Less accumulated depreciation                                             (2,231,388)      (1,305,518)
                                                                        -----------------------------
                                                                          18,709,350       18,975,438
Construction in progress                                                   1,030,249          395,398
                                                                        -----------------------------
                                                                          19,739,599       19,370,836
Intangible assets, net                                                       117,203          242,094
Residential land held for sale                                             3,084,196        3,287,447
                                                                        -----------------------------
                                                                        $ 26,569,404      $26,485,345
                                                                        =============================
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable                                                         $   184,985      $   162,287
Accrued expenses and other liabilities                                     1,027,781          817,257
Advance deposits                                                             765,038          735,483
Deferred revenue                                                             142,906          213,141
                                                                         ----------------------------
                                                                           2,120,710        1,928,168

Partners' capital                                                         24,448,694       24,557,177
                                                                         ----------------------------
                                                                         $26,569,404      $26,485,345
                                                                         ============================


See accompanying notes.

                         CV Ranch Limited Partnership

                            Statements of Operations


                                                                        YEAR ENDED
                                                                       DECEMBER 31
                                                                    1996          1995
                                                               ----------------------------
REVENUES:
Rooms                                                          $  6,918,891    $  4,969,385
Food and beverage                                                 2,558,284       2,118,892
Club                                                              4,426,910       2,692,427
Other                                                               386,577         612,949
                                                               ----------------------------
                                                                 14,290,662      10,393,653
DIRECT DEPARTMENT EXPENSES:
Rooms                                                             2,008,506       1,584,736
Food and beverage                                                 2,619,271       2,244,813
Club                                                              2,084,720       1,502,498
Other                                                               203,025         178,453
                                                               ----------------------------
                                                                  6,915,522       5,510,500
                                                               ----------------------------
Gross operating profit                                            7,375,140       4,883,153

UNALLOCATED OPERATING EXPENSES:
Administrative and general                                        1,602,367       1,528,630
Marketing                                                         1,195,405       1,094,323
Energy costs                                                        501,914         484,104
Property operation and maintenance                                2,181,192       1,924,560
                                                               ----------------------------
                                                                  5,480,878       5,031,617
                                                               ----------------------------
Operating profit (loss)                                           1,894,262        (148,464)

REAL ESTATE:
Real estate sales                                                 1,080,000               -
Cost of real estate sales                                          (346,288)              -
                                                               ----------------------------
                                                                    733,712               -

OTHER INCOME:
Club initiation fees                                                558,940       1,034,019
Food and beverage income                                            422,188         420,100
                                                              -----------------------------
                                                                    981,128       1,454,119
OTHER EXPENSES:
Depreciation and amortization                                     1,046,930         792,913
Management fees                                                     850,909         731,908
Property taxes and insurance                                        263,172         399,262
Other                                                                56,574          12,065
                                                              -----------------------------
                                                                  2,217,585       1,936,148
                                                              -----------------------------
Net income (loss)                                             $   1,391,517    $   (630,493)
                                                              =============================

See accompanying notes.

                         CV Ranch Limited Partnership

                   Statements of Changes in Partners' Capital


                                                GENERAL PARTNERS                LIMITED PARTNERS
                                        --------------------------------------------------------------
                                                                                           THE MORGAN
                                                             MS              RESORTS      STANLEY REAL
                                            CV RANCH      CALIFORNIA         LIMITED       ESTATE FUND
                                          RLP II, INC.    CORPORATION      PARTNERSHIP II     L.P.           TOTAL
                                        -----------------------------------------------------------------------------
Partners' capital,
 January 1, 1995                           $    95,989     $    95,989     $  9,502,846   $  9,502,846   $ 19,197,670
Capital contributions                           29,950          29,950        2,965,050      2,965,050      5,990,000
Net loss                                        (3,152)         (3,152)        (312,095)      (312,094)      (630,493)
                                        -----------------------------------------------------------------------------
Partners' capital,
 December 31, 1995                             122,787         122,787       12,155,801     12,155,802     24,557,177
Capital distributions                           (7,500)         (7,500)        (742,500)      (742,500)    (1,500,000)
Net income                                       6,958           6,958          688,801        688,800      1,391,517
                                        -----------------------------------------------------------------------------
Partners' capital,
 December 31, 1996                         $   122,245     $   122,245     $ 12,102,102   $ 12,102,102   $ 24,448,694
                                        =============================================================================



See accompanying notes.

                         CV Ranch Limited Partnership

                            Statements of Cash Flows


                                                                          YEAR ENDED
                                                                         DECEMBER 31
                                                                    1996                 1995
                                                               ------------           ------------
OPERATING ACTIVITIES
Net income (loss)                                              $  1,391,517           $   (630,493)
Adjustments to reconcile net income
 (loss) to net cash provided by (used in)
  operating activities:
   Depreciation and amortization                                  1,046,930                792,913
   Changes in operating assets and
    liabilities:
     Accounts receivable                                            211,717               (609,255)
     Inventories                                                    (34,620)                64,024
     Prepaid expenses and other current assets                     (188,710)                58,062
     Notes receivable                                              (110,750)              (549,500)
     Real estate held for sale                                      203,251                (16,765)
     Accounts payable                                                22,698               (344,788)
     Accrued expenses and other liabilities                         210,524                154,604
     Advance deposits                                                29,555                305,850
     Deferred revenue                                               (70,235)                90,688
                                                               ------------           ------------
 Net cash provided by (used in) operating activities              2,711,877               (684,660)


INVESTING ACTIVITIES
Increase in restricted cash                                        (213,586)                     -
Additions to property and equipment                              (1,290,802)            (4,495,739)
                                                               ------------           ------------
Net cash used in investment activities                           (1,504,388)            (4,495,739)

FINANCING ACTIVITIES
Capital contributions                                                     -              5,990,000
Capital distributions                                            (1,500,000)                     -
                                                               ------------           ------------
Net cash (used in) provided by financing activities              (1,500,000)             5,990,000
                                                               ------------           ------------
Increase (decrease) in cash                                        (292,511)               809,601

Cash, beginning of year                                           1,487,644                678,043
                                                               ------------           ------------
Cash, end of year                                              $  1,195,133           $  1,487,644
                                                               ============           ============

See accompanying notes

                         CV Ranch Limited Partnership

                         Notes to Financial Statements
                               December 31, 1996


1. THE PARTNERSHIP

CV Ranch Limited Partnership (the Partnership) was formed on October 18, 1993, under the laws of the State of Delaware, for the purpose of acquiring and operating the Carmel Valley Ranch Resort. Resorts Limited Partnership II, The Morgan Stanley Real Estate Fund, L.P., CV Ranch - RLP II, Inc., and MS California Corporation each contributed cash as initial capital contributions in exchange for partnership interests, which are as follows:

                                                       Ownership
                                                       Percentage
                                                     --------------
Resorts Limited Partnership II                            49.5%
The Morgan Stanley Real Estate Fund, L.P.                 49.5
CV Ranch - RLP II, Inc.                                    0.5
MS California Corporation                                  0.5
                                                     --------------
                                                         100.0%
                                                     ==============

MS California Corporation, a Delaware corporation, is wholly owned by The Morgan Stanley Real Estate Fund, L.P., a Delaware limited partnership. CV Ranch - RLP II, Inc., a California corporation, is wholly owned by Resorts Limited Partnership II, a Delaware limited partnership. Resorts Limited Partnership II is owned by Resorts Limited Partnership (99.9 percent) as general partner and Carefree Resorts Corporation (0.1 percent) as limited partner.

Income, losses, and distributions are allocated to partners in the same proportion as their respective ownership percentages.

Carmel Valley Ranch Resort (the Resort), located in Carmel, California, consists of a 100 suite luxury resort hotel, a semi-private 18-hole championship golf course and clubhouse, a private tennis club and clubhouse, and approximately 300 acres of undeveloped residential land surrounding the Resort.

                         CV Ranch Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

Cash consists of noninterest bearing checking accounts, interest bearing money market accounts and highly-liquid investments maturing in less than 90 days.

RESTRICTED CASH

Restricted cash consists of cash reserved for future capital improvements relating to the Resort.


INVENTORIES

Inventories, consisting primarily of food, beverage, golf shop, and gift shop merchandise are carried at the lower of cost or market using the first-in, first-out cost method.

BUILDINGS, IMPROVEMENTS AND RESIDENTIAL LAND HELD FOR SALE

Buildings and improvements are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives. Residential land held for sale is recorded at cost.

During 1996, the Partnership adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of such as residential land held for sale. At December 31, 1996, the Partnership does not hold any assets that meet the impairment criteria of Statement 121.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost, and are depreciated using the straight line method over the estimated useful lives of the assets.

CONSTRUCTION IN PROGRESS

Construction in progress is stated on the basis of cost and is reclassified to the appropriate property and equipment account upon completion, at which time it will be depreciated using the straight-line method over its estimated useful life.

                         CV Ranch Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CHINA, SILVER, GLASS AND LINEN

China, silver, glass and linen are stated on the basis of cost and amortized using the straight-line method over their estimated useful lives until 50 percent amortized. Periodic cost of replacements is expensed as incurred.

INTANGIBLE ASSETS

Intangible assets are primarily comprised of organization costs and pre-opening expenses, stated on the basis of cost, and are amortized over their estimated useful lives.

REAL ESTATE SALES

The Partnership accounts for real estate sales under the accrual method of accounting pursuant to the recognition criteria prescribed in FASB Statement No. 66 "Accounting for Sales of Real Estate."

INCOME TAXES

Under provisions of the Internal Revenue Code, a Partnership is not a taxable entity; accordingly, taxable income or losses are allocated to the partners for inclusion in their respective income tax returns. No provision for income taxes has been included in the accompanying financial statements.

                         CV Ranch Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Management believes that the actual results will not differ materially from the estimates used in preparing the financial statements.

RECLASSIFICATIONS

Certain amounts in the 1995 financial statements have been reclassified to conform to the classifications used in the 1996 financial statements.

3. NOTES RECEIVABLE

The Partnership generated notes receivable in conjunction with the sale of club memberships. Notes receivable totaled $660,250 and $549,500 at December 31, 1996 and 1995, respectively. These notes are noninterest bearing, with principal payments due annually in two equal installments.

4. COMMITMENTS/RELATED PARTY TRANSACTIONS

The Resort is managed by Resort Services, Inc., (RSI) an affiliate of the Partnership. RSI is currently managing the property under a Management Agreement (the Agreement). The Agreement requires compensation to RSI based on a percentage of the Resort's gross revenues, as defined in the Agreement and subsequent amendment. Management fees were $850,909 and $731,908 during 1996 and 1995, respectively.

The Agreement specifies that RSI is responsible for the operations of the food and beverage department of the Resort, including the club. RSI guarantees a net profit equal to 10 percent of food and beverage gross revenues. The Partnership records the actual revenues and related expenses of the department in the statement of operations. During 1996 and 1995, a total of $422,188 and $420,100, respectively was recognized by the Partnership to adjust the net profit to 10 percent, which is included in other income.

The Partnership also capitalized $50,302 and $203,789 of development fees paid to RSI as construction in progress or in the respective asset categories at December 31, 1996 and 1995, respectively.

                         CV Ranch Limited Partnership

5. LEASES

The Partnership leases equipment under a 5 year term. Future minimum lease payments under this noncancelable lease agreement at December 31, 1996 are as follows:


                   1997                     $ 65,000
                   1998                       65,000
                   1999                       65,000
                   2000                       11,000
                                          ----------
                                            $206,000
                                          ==========

6.  OTHER

Included in residential land held for sale at December 31, 1996 are four single-family lots with a total basis of $362,201 to which title has transferred to various purchasers. However, in accordance with FASB Statement No. 66, "Accounting for Sales of Real Estate," the Partnership has not recognized revenue for these sales since no cash down payments have been received and there are certain contingencies affecting future receipt of contract amounts.


7. SUBSEQUENT EVENT (UNAUDITED)

During mid-January 1997, Patriot American Hospitality, Inc. acquired all of the partnership interests of the Partnership, along with other properties/interests related to Resorts Limited Partnership and/or The Morgan Stanley Real Estate Fund, L.P.

                         Report of Independent Auditors


The Partners of Telluride Resort and Spa Limited Partnership

We have audited the accompanying balance sheets of Telluride Resort and Spa Limited Partnership as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telluride Resort and Spa Limited Partnership at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                           /s/  ERNST & YOUNG LLP


Phoenix, Arizona
February 12, 1997

                 Telluride Resort and Spa Limited Partnership

                                 Balance Sheets


                                                                         DECEMBER 31
                                                               1996                      1995
                                                          ---------------           --------------
ASSETS
Cash                                                      $     1,286,669           $      732,667
Accounts receivable, net                                        1,998,386                  768,307
Inventories                                                       461,966                  423,203
Prepaid expenses and other current assets                         303,403                   70,822
                                                          ---------------           --------------
                                                                4,050,424                1,994,999

Property and equipment:
 Land                                                           2,600,000                2,600,000
 Buildings and improvements                                    17,483,012               17,347,073
 Furniture and equipment                                        4,350,143                3,960,534
 China, silver, glass, and linen                                  293,921                  256,035
                                                          ---------------           --------------
                                                               24,727,076               24,163,642
 Less accumulated depreciation                                 (3,180,563)              (2,152,199)
                                                          ---------------           --------------
                                                               21,546,513               22,011,443
Construction in progress                                            8,792                   13,059
                                                          ---------------           --------------
                                                               21,555,305               22,024,502
Preopening expenses, net                                          259,173                  388,773
Real estate held for sale                                       4,316,562                6,737,963
                                                          ---------------           --------------
                                                              $30,181,464           $   31,146,237
                                                          ===============           ==============

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable                                          $       573,805           $      746,988
Accrued expenses and other liabilities                          1,555,818                1,111,021
Advance deposits                                                1,178,214                1,313,128
Capital lease obligation                                                -                   41,737
                                                          ---------------           --------------
                                                                3,307,837                3,212,874
Partners' capital                                              26,873,627               27,933,363
                                                          ---------------           --------------
                                                           $   30,181,464           $   31,146,237
                                                          ===============           ==============


See accompanying notes.

                 Telluride Resort and Spa Limited Partnership

                            Statements of Operations



                                                                   YEAR ENDED
                                                                   DECEMBER 31
                                                              1996            1995
                                                       ---------------------------------
REVENUES:
Rooms                                                  $     7,868,403    $    6,731,238
Food and beverage                                            3,152,672         2,451,247
Spa                                                          2,575,433         1,926,994
Other                                                        3,006,007         1,736,253
                                                       ---------------    --------------
                                                            16,602,515        12,845,732

DIRECT DEPARTMENT EXPENSES:
Rooms                                                        2,877,304         2,350,221
Food and beverage                                            3,098,836         2,846,223
Spa                                                          1,850,721         1,632,532
Other                                                        1,316,094         1,113,671
                                                       ---------------    --------------
                                                             9,142,955         7,942,647
                                                       ---------------    --------------
Gross operating profit                                       7,459,560         4,903,085

UNALLOCATED OPERATING EXPENSES:
Administrative and general                                   1,585,748         1,513,748
Marketing                                                    1,599,922         1,328,571
Energy costs                                                   942,015           841,447
Property operation and maintenance                             847,074           832,021
                                                       ---------------    --------------
                                                             4,974,759         4,515,787
                                                       ---------------    --------------
Operating profit                                             2,484,801           387,298

REAL ESTATE:
Real estate sales                                            3,171,695           822,089
Cost of real estate sales                                    2,627,017           615,458
                                                       ---------------    --------------
                                                               544,678           206,631
OTHER EXPENSES:
Depreciation and amortization                                1,157,964         1,143,445
Management fees                                                319,361           256,915
Property taxes and insurance                                   494,903           492,815
Other                                                          116,987           231,317
                                                       ---------------    --------------
                                                             2,089,215         2,124,492
                                                       ---------------    --------------
Net income (loss)                                      $       940,264    $   (1,530,563)
                                                       ===============    ==============


See accompanying notes.

                 Telluride Resort and Spa Limited Partnership

                   Statements of Changes in Partners' Capital



                                    General Partners                            Limited Partners
                           ----------------------------------------------------------------------------------------
                                                                                    The Morgan
                                                                   Resorts         Stanley Real         Resorts
                                RLP            MS Colorado         Limited         Estate Fund,        Services,
                           Telluride, Inc.     Corporation       Partnership           L.P.              Inc.            Total
                           ----------------  --------------  ------------------  ----------------  ----------------  -------------
                           -------------------------------------------------------------------------------------------------------
Partners' capital,
 December 31, 1994              $   143,080     $   143,080       $ 14,050,599       $ 14,165,064      $  114,467     $ 28,616,290
Capital contributions                 4,238           4,238            416,190            419,580           3,390          847,636
Net loss                             (7,653)         (7,653)          (751,506)          (757,629)         (6,122)      (1,530,563)
                           -------------------------------------------------------------------------------------------------------
Partners' capital,
 December 31, 1995                  139,665         139,665         13,715,283         13,827,015         111,735       27,933,363
Capital distributions               (10,000)        (10,000)          (982,000)          (990,000)         (8,000)      (2,000,000)
Net income                            4,701           4,701            461,670            465,430           3,762          940,264
                           -------------------------------------------------------------------------------------------------------
Partners capital,
 December 31, 1996              $   134,366     $   134,366       $ 13,194,953       $ 13,302,445      $  107,497     $ 26,873,627
                           =======================================================================================================


See accompanying notes.

                 Telluride Resort and Spa Limited Partnership

                            Statements of Cash Flows

                                                                 YEAR ENDED
                                                                 DECEMBER 31
                                                             1996           1995
                                                        ------------------------------
OPERATING ACTIVITIES
Net income (loss)                                       $      940,264   $  (1,530,563)
Adjustments to reconcile net income
 (loss) to net cash provided by (used in) operating
 activities:
   Depreciation and amortization                             1,157,964       1,143,445
   Changes in operating assets and
    liabilities:
    Accounts receivable                                     (1,230,079)         55,731
    Inventories                                                (38,763)        (58,892)
    Prepaid expenses and other current
     assets                                                   (232,581)        205,734
    Real estate held for sale                                2,421,401         182,876
    Accounts payable                                          (173,183)       (610,184)
    Accrued expenses and other
     liabilities                                               444,797        (342,261)
    Advance deposits                                          (134,914)        167,290
                                                           -----------       ------------
Net cash provided by (used in)
 operating activities                                        3,154,906        (786,824)

INVESTING ACTIVITIES
Additions to property and equipment                           (559,167)       (192,592)
                                                           -----------    ------------
Net cash used in investing activities                         (559,167)       (192,592)

FINANCING ACTIVITIES
Capital contributions                                                -         847,636
Capital distributions                                       (2,000,000)              -
Principal payments on capital lease
 obligation                                                    (41,737)        (66,518)
                                                           -----------    ------------
Net cash (used in) provided by
 financing activities                                       (2,041,737)        781,118
                                                           -----------    ------------
Increase (decrease) in cash                                    554,002        (198,298)
Cash at beginning of year                                      732,667         930,965
                                                           -----------    ------------
Cash at end of year                                        $ 1,286,669    $    732,667
                                                           ===========    ============


See accompanying notes.

                 Telluride Resort and Spa Limited Partnership

                         Notes to Financial Statements
                               December 31, 1996


1. THE PARTNERSHIP

Telluride Resort and Spa Limited Partnership (the Partnership) was formed on September 15, 1993, under the laws of the State of Delaware, for the purpose of acquiring and operating The Peaks at Telluride. The Morgan Stanley Real Estate Fund, L.P., Resorts Limited Partnership, RLP Telluride, Inc., MS Colorado Corporation, and Resorts Services, Inc. each contributed cash as initial capital contributions in exchange for their respective partnership interests, which are as follows:

                                                      OWNERSHIP
                                                      PERCENTAGE
                                                  ------------------


The Morgan Stanley Real Estate Fund, L.P.               49.5%
Resorts Limited Partnership                             49.1
RLP Telluride, Inc.                                      0.5
MS Colorado Corporation                                  0.5
Resorts Services, Inc.                                   0.4
                                                  ------------------
                                                       100.0%
                                                  ==================

MS Colorado Corporation, a Delaware corporation, is wholly owned by The Morgan Stanley Real Estate Fund, L.P., a Delaware limited partnership. RLP Telluride, Inc., an Arizona corporation, is wholly owned by Resorts Limited Partnership, a Delaware limited partnership. Resorts Services, Inc., an Arizona corporation, is owned by various individuals affiliated with Resorts Limited Partnership.

Income, losses and distributions are allocated to partners in the same proportion as their respective ownership percentages.

The Peaks at Telluride (the Resort), located in Telluride, Colorado, consists of a 177 suite luxury resort hotel, residential condominiums, residential land, and a 42,000 square-foot world-class health spa.

                 Telluride Resort and Spa Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH

Cash consists of cash in noninterest bearing checking accounts and interest bearing money market accounts.

INVENTORIES

Inventories, consisting primarily of food, beverage, and gift shop merchandise are carried at the lower of cost or market using the first-in, first-out cost method.

BUILDINGS, IMPROVEMENTS AND REAL ESTATE HELD FOR SALE

Buildings and improvements are recorded at cost, and are depreciated using the straight-line method over their estimated useful lives. Real estate held for sale is recorded at cost.

During 1996, the Partnership adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of such as real estate held for sale. At December 31, 1996, the Partnership does not hold any assets that meet the impairment criteria of Statement 121.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Equipment leased under a capital lease is stated on the basis of cost. Furniture and equipment is depreciated using the straight-line method over the estimated useful lives of the assets.

CONSTRUCTION IN PROGRESS

Construction in progress is stated on the basis of cost and is reclassified to the appropriate property and equipment account upon completion, at which time it will be depreciated using the straight-line method over its estimated useful life.

                 Telluride Resort and Spa Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CHINA, SILVER, GLASS, AND LINEN

China, silver, glass and linen are stated on the basis of cost and amortized using the straight-line method over their estimated useful lives until 50 percent amortized. Periodic cost of replacements is expensed as incurred.

PREOPENING EXPENSES


Preopening expenses are stated on the basis of cost and are amortized over a five-year period.



REAL ESTATE SALES


The Partnership accounts for real estate sales under the accrual method of accounting pursuant to the recognition criteria prescribed in FASB Statement No. 66 "Accounting for Sales of Real Estate."

INCOME TAXES


Under provisions of the Internal Revenue Code, a Partnership is not a taxable entity; accordingly, taxable income or losses are allocated to the partners for inclusion in their respective income tax returns. No provision for income taxes has been included in the accompanying financial statements.

                 Telluride Resort and Spa Limited Partnership

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Management believes that the actual results will not differ materially from the estimates used in preparing the financial statements.

RECLASSIFICATIONS


Certain amounts in the 1995 financial statements have been reclassified to conform to the classifications used in the 1996 financial statements.

3. REAL ESTATE HELD FOR SALE

Real estate held for sale consists of the following:


                                             DECEMBER 31
                                          1996          1995
                                     ------------- -------------
Residential land                        $  762,779    $  762,779
Residential condominium units            3,553,783     5,975,184
                                     ------------- -------------
                                        $4,316,562    $6,737,963
                                     ============= =============

Residential land consists of approximately 0.75 acres located adjacent to the Resort. This land is currently undeveloped.


Residential condominium units consist of 7 condominium units held for sale which are located on the upper levels of the Resort.

4. COMMITMENTS/RELATED PARTY TRANSACTIONS

MANAGEMENT AGREEMENTS


The Resort is managed by Resort Services, Inc. (RSI), an affiliate of the Partnership. RSI is currently managing the property under a Management Agreement (the Agreement) dated August 26, 1993. The Agreement requires compensation to RSI based on a percentage of the Resort's gross revenues and adjusted gross operating profit, as defined in the Agreement. In connection with this Agreement, the Partnership incurred management fees of $319,361 during 1996 and $256,915 during 1995.

                 Telluride Resort and Spa Limited Partnership

4. COMMITMENTS/RELATED PARTY TRANSACTIONS (CONTINUED)


The Partnership capitalized approximately $117,000 of development fees paid to RSI as construction in progress or in the respective asset categories at December 31, 1995; no such amounts were incurred in 1996.


OTHER

The Partnership has an agreement with Club Telluride Company-I, L.L.C. (CTC), the developer of the adjacent Franz Klammer Lodge, which requires that CTC pay the Partnership amounts equal to 3% of the gross sales price of each of CTC's sales of vacation club memberships or interval ownership interests, as defined, in primary consideration for the Partnership granting the release of a previously agreed-to non-competition covenant. Revenue recognized under this agreement totaled $657,508 for 1996 and is included in other revenues; no such revenues were recognized during 1995.

5. CONTINGENCY

In connection with the initial acquisition of the Peaks at Telluride in 1993, the Partnership has been assessed an additional sales tax by state and county taxing authorities which is estimated at approximately $240,000, including interest, as of December 31, 1996. Management has filed a formal appeal with such taxing authorities. Due to the current uncertainty as to the resolution of this matter, the Partnership has not accrued any amounts relating to this potential liability as of December 31, 1996.


6. SUBSEQUENT EVENT

During mid-January 1997, Patriot American Hospitality, Inc. acquired all of the partnership interests of the Partnership, along with other properties/interests related to Resorts Limited Partnership and/or The Morgan Stanley Real Estate Fund, L.P.